Exhibit-99.(h)(7)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

BETWEEN COLUMBIA ACORN TRUST, COLUMBIA MANAGEMENT DISTRIBUTORS, INC. AND

ML LIFE INSURANCE COMPANY OF NEW YORK

THIS AMENDMENT, effective as of 1st day of May, 2007, by and among Columbia Acorn Trust, a Massachusetts business trust (the “Fund”), and Columbia Management Distributors, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts (the “Underwriter”) and ML Life Insurance Company of New York, a New York life insurance company (the “Company”);

WITNESSETH:

WHEREAS, the Fund, the Underwriter and the Company heretofore entered into a Participation Agreement dated March 4, 2005, as amended (the “Agreement”), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and

WHEREAS, the Fund, the Underwriter, and the Company desire to amend Schedule B to the Agreement in accordance with the terms of the Agreement.

NOW, THEREFORE, in consideration of the above premises, the Fund, the Underwriter and the Company hereby agree:

1.               Amendment.

(a)          Schedule B to the Agreement is amended in its entirety and is replaced by the Schedule B attached hereto;

(b)         Article X Notices. of the Agreement is hereby amended as follows:

If to the Company:                                      Barry G. Skolnick, Esquire

Senior Vice President & General Counsel

1700 Merrill Lynch Drive, 3rd Floor

Pennington, New Jersey 08534

2.               Effectiveness.  The revised Schedule B of the Agreement shall be effective as the date hereof.

3.               Continuation.  Except as set forth above, the Agreement shall remain in full force and effective in accordance with its terms.

4.               Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

(Signatures located on following page)

IN WITNESS WHEREOF, the Fund, the Underwriter and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

COLUMBIA ACORN TRUST		ML LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Charles P. McQuaid	By:	/s/ Kirsty Lieberman
Name:	Charles P. McQuaid	Name:	Kirsty Lieberman
Title:	President	Title:	Vice President & Senior Counsel
Date:	March 26, 2007	Date:	3/30/07

COLUMBIA MANAGEMENT DISTRIBUTORS, INC.

By:	/s/ Michael A. Jones
Name:	Michael A. Jones
Title:	President
Date:	3/27/07

Schedule B

DESIGNATED PORTFOLIOS AND CLASSES

•      Columbia Acorn USA – A shares

•      Columbia Acorn International – A shares